UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 14, 2019

eMagin Corporation

(Exact name of registrant as specified in charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Drive, Suite 201
Hopewell Junction, NY 12533

(Address of principal executive office)

Registrant’s telephone number, including area code (845) 838-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value Per Share	EMAN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Work Status Reduction

Effective October 14,  2019, eMagin Corporation (the “Company”) adopted a work status reduction (the “Work Status Reduction”) with the objectives of reducing expenses and saving cash.  Pursuant to the Work Status Reduction, the work status of each of the Company’s executive officers has been reduced by twenty percent (20%) and the work status of certain vice presidents of the Company has been reduced by either twenty percent (20%) or ten percent (10%). The Work Status Reduction has no effect on the hourly rate of salary applicable to the executive officers and vice presidents subject to the Work Status Reduction. In connection with the Work Status Reduction, the Company also entered into Amended and Restated Change in Control Agreements (as defined below) and Amended and Restated Strategic Bonus Agreements (as defined below) with its executive officers and certain of its vice presidents.

Amended and Restated Change in Control Agreements

The Company has entered into amended and restated change in control agreements  (the “Amended and Restated Change in Control Agreements”) with each of its executive officers, including Andrew G. Sculley, Jeffrey P. Lucas, Amalkumar Ghosh,  Oliver Prache and Joseph Saltarelli and certain vice presidents which replace such executives’ and vice presidents’ prior change in control agreements with the Company, effective as of October 14, 2019.  The Amended and Restated Change in Control Agreements amend and restate the prior change in control agreements in order to: (i) provide that the Work Status Reduction described above will not qualify as Good Reason (as defined in the Amended and Restated Change in Control Agreements) under the Amended and Restated Change in Control Agreements; and (ii) clarify that the Work Status Reduction will not reduce the benefits provided for under the Amended and Restated Change in Control Agreements. With the exception of such changes,  the form of the Amended and Restated Change in Control Agreement is materially consistent with the form of change in control agreement the Company adopted and implemented in November 2017 and filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2017.

The foregoing description is a summary of the Amended and Restated Change in Control Agreements and should be read in conjunction with the full text of the Form of Amended and Restated Change in Control Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Strategic Bonus Agreements

The Company has entered into amended and restated strategic bonus agreements  (the “Amended and Restated Strategic Bonus Agreements”) with each of its executive officers, including Andrew G. Sculley, Jeffrey P. Lucas, Amalkumar Ghosh,  Oliver Prache and Joseph Saltarelli, and certain vice presidents which replace such executives’ and vice presidents’ prior strategic bonus agreements with the Company, effective as of October 14, 2019.  The Amended and Restated Strategic Bonus Agreements amend and restate the prior strategic bonus agreements to: (i) provide that the Work Status Reduction described above  will not qualify as Good Reason (as defined in the Amended and Restated Strategic Bonus Agreements) under the Amended and Restated Strategic Bonus Agreements; (ii) clarify that the Work Status Reduction will not reduce the benefits provided for under the Amended and Restated Strategic Bonus Agreements; and (iii) extend the expiration of the Amended and Restated Strategic Bonus Agreements from December 31, 2019 to December 31, 2020. With the exception of such changes, the form of the Amended and Restated Strategic Bonus Agreement is materially consistent with the form of strategic bonus agreement the Company adopted and implemented in April 2019 and filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K/A filed on April 30, 2019.

The foregoing description is a summary of the Amended and Restated Strategic Bonus Agreements and should be read in conjunction with the full text of the Form of Amended and Restated Strategic Bonus Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

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Item 9.01Financial Statements and Exhibit.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amended and Restated Change in Control Agreement
10.2	Form of Amended and Restated Strategic Bonus Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: October 18, 2019	By:	/s/ Jeffrey Lucas
Jeffrey Lucas, President and Chief Financial Officer.

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